UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                November 10, 2015

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On November 11, 2015, members of our management will meet with investors at the Jefferies 2015 Energy Conference in Houston, TX. Interested parties may view the handout given to the investors by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on November 10, 2015 at approximately 4:00 p.m. Central Standard Time.
The reconciliations of the non-GAAP term EBITDA used in the investor handout to its most directly comparable GAAP financial measure can be found in the Supplemental Financial Information section of the handout.
The reconciliation of the non-GAAP term Free Cash Flow used in the investor handout to its most directly comparable GAAP financial measure is in the handout where the term first appears, and its definition and rationale for its use can be found in the Supplemental Financial Information section of the handout.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain statements in the prepared statement are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the prepared statement included statements regarding:

•	Our projection that our all of our oilfield segments will have lower operating income in 2015 than in 2014;

•	Our expectation that our 2015 earnings per share will be in the range of $2.60 to $2.66;

•	Our anticipation that our organic capital expenditures will be at least $135 million less in 2015 than in 2014;

•	Our expectation that our fourth quarter 2015 earnings per share will be in the range of $0.54 to $0.60;

•	Our projection of operating income in the fourth quarter of 2015 as compared to the immediately preceding quarter being:

◦	lower in ROVs, Subsea Projects, and Asset Integrity;

◦	higher in Advanced Technologies; and

◦	similar in Subsea Products;

•	Our projection of lower Unallocated Expenses in the fourth quarter of 2015 as compared to the immediately preceding quarter;

•	Our expectation that our liquidity and projected cash flow provide us with ample resources to continue to invest in our future and return capital to our shareholders;

•	Our expectation to reduce our 2015 organic Capex to between $200 million and $250 million;

•	Our belief that we are financially positioned to make additional acquisition investments that augment our services and product offerings, or add technologies;

•	Our intent at this time to continue to pay a quarterly cash dividend, currently $0.27 per quarter;

•	Our statement that other uses of capital may include share repurchases;

•	Our intent to continue our practice of announcing share repurchases, if any, on a quarterly basis;

•	Our belief that our ability to pursue opportunities to enhance shareholder value by making acquisitions or other investments and returning cash to our shareholders has not been very impaired;

•	Our belief that our 2016 earnings will be less than our projection for 2015;

•	Our belief that our cash flow and liquidity position us well to manage our business through the current low commodity price environment;

•	Our intent to continue investing for the future and return capital to our shareholders;

•	Our expectation that, longer-term, deepwater will continue to play a critical role in global oil supply growth required to replace depletion and meet expected demand; and

•	Our intent to continue with our strategy to expand our service and product line offerings.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	delays in deepwater development activities;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	November 10, 2015	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

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